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No.  00068086                                                 EXHIBIT 3(b)


                              STATE OF MISSOURI


                        SEAL OF THE SECRETARY OF STATE

                                   MISSOURI


                             REBECCA McDOWELL COOK
                              SECRETARY OF STATE


                             CORPORATION DIVISION
                          CERTIFICATE OF DESIGNATION

I, REBECCA McDOWELL COOK, SECRETARY OF STATE OF THE
STATE OF MISSOURI, DO HEREBY CERTIFY THAT DUPLICATE
COPIES OF A RESOLUTION OF

BOATMEN'S BANCSHARES, INC.


A MISSOURI CORPORATION RELATING TO DESIGNATION OF PREFERRED
STOCK, HAVE BEEN RECEIVED IN THIS OFFICE.

THE SUBSTANCE THEREOF IS:

DESIGNATING 250,000 SHARES OF PREFERRED STOCK AS "CUMULATIVE
CONVERTIBLE PREFERRED STOCK, SERIES A", WITH A STATED VALUE
OF $100.00.

SAID RESOLUTION IS FOUND TO CONFORM TO LAW. ACCORDINGLY, I,
BY THE VIRTUE OF THE AUTHORITY VESTED IN ME
BY LAW, HEREBY ISSUE THIS CERTIFICATE OF
DESIGNATION.
                                                         THE GREAT SEAL OF THE
IN TESTIMONY WHEREOF, I HAVE SET MY                      STATE OF MISSOURI
HAND AND IMPRINTED THE GREAT SEAL OF
THE STATE OF MISSOURI, ON THIS, THE
10TH DAY OF JANUARY, 1996.


                         /s/ Rebecca McDowell Cook
                         ---------------------------
                             Secretary of State

     $25.00



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                  CERTIFICATE OF DESIGNATION
                              OF
     CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                              OF
                  BOATMEN'S BANCSHARES, INC.
   ----------------------------------------------------


           BOATMEN'S BANCSHARES, INC., a corporation organized and existing under the laws of the State of Missouri (herein referred to as the "Corporation"), in accordance with the provisions of
Section 381.180 of The General and Business Corporation Law of Missouri and Article III of the Corporation's Restated Articles of Incorporation, does hereby CERTIFY:

           I. The Restated Articles of Incorporation of the Corporation fix the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue as Two Hundred Ten Million Three Hundred Thousand (210,300,000) shares, of which Ten Million Three Hundred Thousand (10,300,000) shares shall be shares of preferred stock without par value ("Preferred Stock") and Two Hundred Million (200,000,000) shares shall be shares of common stock of the par value of $1.00 per share ("Common Stock").

           II. The Restated Articles of Incorporation of the Corporation expressly grant to the Board of Directors of the Corporation the authority to cause such shares of Preferred Stock to be issued from time to time, by resolution adopted prior to such issue, fixing and determining the designations, preferences, qualifications, limitations, restrictions and special or relative rights applicable to such shares.

           III. Pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Articles of Incorporation of the Corporation, the Board of Directors, by actions duly taken on November 14, 1995, authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated as the Cumulative
Convertible Preferred Stock, Series A, $100 stated value, of the
Corporation:

           BE IT RESOLVED, that the Board of Directors of Boatmen's Bancshares, Inc. (the "Corporation"), in accordance with the provisions of the Restated Articles of Incorporation of the Corporation, hereby approves the issuance of a series of Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation and hereby fixes and determines the designations, preferences, qualifications, limitations, restrictions and special or relative rights thereof in addition to those set forth in the Restated Articles of Incorporation of the Corporation, as follows:

           1.    DESIGNATION.  The designation of the series of
                 -----------
Preferred Stock created by this resolution shall be Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation (hereinafter referred to as "Series A Preferred Stock"), and the number of shares constituting such series shall be 250,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation then authorized by the Restated Articles of Incorporation, as amended from time to time) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series A Preferred Stock shall rank prior to the Common Stock and the 7% Cumulative Redeemable Preferred Stock, Series B, $100 stated value per share, and the Junior Participating Preferred Stock, Series C, $1 stated value per share of the Corporation with respect to the payment of dividends and the distribution of assets.

           2.    DIVIDEND RIGHTS.
                 ---------------

                 (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance, at the annual rate of 7.00% of the liquidation preference per annum, and no more, payable, when and as declared by the Board of Directors, quarterly on March 1, June 1, September 1, and December 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing on the first March 1, June 1, September 1, or December 1 to occur after the Issue Date (as hereafter defined), at such annual rate.
Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of Series A Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Series A Preferred Stock (i) for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four.

                 (b) Dividends on shares of Series A Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends.
If dividends on the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Series A Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

                 (c) Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared upon the Common Stock or upon any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

           3.    LIQUIDATION PREFERENCES.
                 -----------------------

                 (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $400.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets. After payment of such liquidating distributions, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                 (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the distribution of assets, the holders of Series A Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                 (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this
Section 3.

           4.    REDEMPTION.
                 ----------

                 (a) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, the
Corporation, at its option, may redeem any or all shares of Series A Preferred Stock, at any time or from time to time, on or after March 1, 1997 at a redemption price of $400.00 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price").

                 (b) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

                 (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (iv) the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (v) the number of shares of Series A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed
(duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption
Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Kansas, the State of Missouri or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least
$50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series A Preferred Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

                 (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred

Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series A Preferred Stock for the purchase of all outstanding shares thereof.

           5.    CONVERSION RIGHTS.  The holders of shares of Series A
                 -----------------
Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

                 (a) Shares of Series A Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $29.00 per share of Common Stock (the "Conversion Price"). For purposes of this
Section 5, references to shares of Series A Preferred Stock shall apply equally to fractional shares thereof, but only to the extent that such fractional shares are integral multiples of 1/16 of one share. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Series A Preferred Stock will be valued at $400. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series A Preferred Stock surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

                 (b) In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a share of Series A Preferred Stock having a denominator of 16, each such fractional interest, measured in
1/16 of a share, being valued for purposes of conversion at $25; references in this Section 5 to the conversion of any share of
Series A Preferred Stock shall also apply, mutatis mutandis, to
                                           ------- --------
such fractional interests. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series A Preferred
Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

                 (c) In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series A
Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series A Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series A Preferred Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series A Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                 (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock.
If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of
Section 5(e) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

                 (e) The Conversion Price shall be adjusted from time to time as follows:

                       (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                       (ii)  In case the Corporation shall issue
           additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subsection (vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

                       (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                       (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in subsection (ii) above, (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation and (3) any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                       (v)  For the purposes of this Section 5, the
           reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which
           Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                       (vi) For the purpose of any computation under subsections (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is no longer quoted to trading on such system, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on such National Market System or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                       (vii)  Notwithstanding the foregoing, no
           adjustment in the Conversion Price for the Series A Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by
                  --------  -------
           reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                 (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series A
Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A
Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                 (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series A Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series A Preferred Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this Section 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

                 (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                 (i) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                 (k)   In the event that:

                       (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                       (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                       (iii) any capital reorganization of the
           Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                       (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 15 days prior to the applicable date hereinafter specified a notice stating
           (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

           6.    VOTING RIGHTS.  Other than as required by applicable
                 -------------
law, the Series A Preferred Stock shall not have any voting powers either general or special, except that:

                 (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock, and any one or more other series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation, as amended, or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Series A Preferred Stock.

                 (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and any other series of preferred stock of the Corporation ranking on a parity with shares of the Series A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Stock or ranking prior to any other series of preferred stock of the Corporation which ranks on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up. Subject to the foregoing, the Corporation's Restated
Articles of Incorporation, as amended, may be amended to increase the number of authorized shares of preferred stock without the vote of the holders of preferred stock, including the Series A Preferred Stock.

                 (c) Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Series A Preferred Stock at the time outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A
Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of the holders of Series A Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred
Stock shall have been paid in full or declared and set apart for payment, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                 (d) Upon termination of such special voting rights attributable to all holders of the Series A Preferred Stock and any other series or preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Series A Preferred Stock and such parity preferred stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of preferred stock ranking on a parity with the Series A Preferred Stock with respect to dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purposes. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

           7.    REACQUIRED SHARES.  Shares of Series A Preferred Stock
                 -----------------
converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock without designation as to series.

           8.    RANKING.  Any class or classes of stock of the
                 -------
Corporation shall be deemed to rank:

                       (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Preferred Stock;

                       (ii) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                       (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

           9.    NO SINKING FUND.  Shares of Series A Preferred Stock
                 ---------------
are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series A
Preferred Stock.

           FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing resolution with the Secretary of State of the State of Missouri in accordance with the provisions of Section 381.180 of The
General and Business Corporation Law of Missouri.

           IN WITNESS WHEREOF, BOATMEN'S BANCSHARES, INC. has caused this Certificate of Designation to be signed by Andrew B. Craig
III, its Chairman of the Board and Chief Executive Officer, and attested by David L. Foulk, its Secretary, this 8th day of January, 1996.

                                           BOATMEN'S BANCSHARES, INC.



                                           By:   /s/ A. B. Craig, III
                                                ---------------------------
                                                Andrew B. Craig III
                                                Chairman of the Board and
                                                Chief Executive Officer


Attest:   /s/ David L. Foulk
          -----------------------
          David L. Foulk
          Secretary


                                                    FILED AND CERTIFICATE
                                                            ISSUED
                                                       JANUARY 10, 1996
                                                   /s/ Rebecca McDowell Cook
                                                      SECRETARY OF STATE

                                    ACKNOWLEDGMENT
                                    --------------

STATE OF MISSOURI           )
                            )  ss.
CITY OF ST. LOUIS           )

           I do hereby certify that on this 8th day of January, 1996, before me, a Notary Public within and for the City and State aforesaid, came Andrew B. Craig III, Chairman of the Board and
Chief Executive Officer, and David L. Foulk, Secretary, of
Boatmen's Bancshares, Inc., a Missouri corporation, who are personally known to me and known to me to be the same persons who executed the foregoing Certificate of Designation as Chairman of the Board and Chief Executive Officer and Secretary, and said persons duly acknowledged to me their execution of the same as and for their free and voluntary act and deed, for the uses and purposes therein set forth.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at St. Louis, Missouri, the day, month, and year last above written.



                                  /s/ Susan M. Hill
                                  -----------------------------
                                  Notary Public

My Appointment Expires:

        9-9-98
----------------------------




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